Exhibit 99.1

VeriSign to Present at the Citi Global Technology Conference

DULLES, VA – September 1, 2010 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, announced that Mark McLaughlin, president and chief executive officer, and Brian Robins, executive vice president and chief financial officer, will speak at the Citi Global Technology Conference in New York, New York on Wednesday, September 8 at 8:35 a.m. (EDT). During the presentation, recent company performance and business initiatives will be discussed. The presentation will be available via live webcast at http://investor.verisign.com. A replay of the webcast will also be available at http://investor.verisign.com after the event for a limited period of time.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign enables companies and consumers all over the world to connect online with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts:

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-316-6569

Media Relations: Brad Williams, brwilliams@verisign.com, 650-316-6557